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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION

ARTICLE 1.     NAME

          The name of this corporation is Central European Distribution Corporation (the "Corporation").

ARTICLE 2.     REGISTERED OFFICE AND AGENT

          The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The registered agent of the Corporation at such address shall be Corporation Service Company.

ARTICLE 3.     PURPOSE AND POWERS

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.     CAPITAL STOCK

     4.1.    Authorized Shares

          The total number of shares of all classes of stock that the Corporation shall have authority to issue is 21.0 million of which 20.0 million shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 1.0 million shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock").

     4.2.    Common Stock

          4.2.1.    Relative Rights

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate(s) of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.
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          4.2.2.    Dividends

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3.    Dissolution, Liquidation, or Winding Up

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4.    Voting Rights

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, to cast one vote for each share of Common Stock held of record upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

     4.3.    Preferred Stock

          The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate(s) pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

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ARTICLE 5.     INCORPORATOR

          5.1 The name and mailing address of the incorporator (the "Incorporator") are Pamela L. Simpson, Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

          5.2 The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE 6.     BOARD OF DIRECTORS

          6.1.  Number and Election

          The number of directors of the Corporation shall be not less than two nor more than nine directors, the exact number of directors to be fixed from time to time by or in the manner provided in the bylaws of the Corporation. Upon the filing in the Office of the Secretary of State of Delaware of the Certificate of Incorporation of the Corporation, the following persons, having the indicated mailing addresses, shall serve as the initial directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualify:

          Name                         Mailing Address
          ----                         ---------------
     William V. Carey     1602 Cottagewood Drive, Brandon, FL 33511

     James T. Grossman    805 S. Fairfax Street, Alexandria, VA 22314

     James B. Kelly       7606 Hamilton Spring Road, Bethesda, MD 20817

     Jan W. Laskowski     115 ul. Marcinkowska, 00102 Warsaw, Poland

     Jeffrey Peterson     1502 Stonewall Road, Alexandria, VA 22302

     Joe M. Richardson    P.O. Box 22154, Louisville, KY 40252

The terms of all other directors expire at the next annual stockholders' meeting following their election. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

          Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next

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election of directors and until such director's successor shall have been elected and qualified, or until the director's earlier resignation or removal. No director may be removed except for cause and then only by an affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal shall be considered at such meeting.

     6.2.  Management of Business and Affairs of the Corporation

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     6.3.  Limitation of Liability

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.3 shall be prospective only and shall not
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adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 7.  COMPROMISE OR ARRANGEMENT

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or

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arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8.  AMENDMENT OF BYLAWS

          The Board of Directors or the stockholders may from time to time adopt, amend or repeal the by-laws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose. Such action by the stockholders shall require the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose.

ARTICLE 9.  RESERVATION OF RIGHT TO AMEND CERTIFICATE
            OF INCORPORATION

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.
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ARTICLE 10.  STOCKHOLDER MATTERS

     10.1.  Consent in Lieu of Meeting

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.

     10.2.  Call of Special Meetings

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board or the President of the Corporation, and shall be called by

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the President or the Secretary of the Corporation at the request in writing of stockholders possessing at least 10 percent of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.


ARTICLE 11.  AMENDMENT OF CERTIFICATE OF INCORPORATION

          Except as set forth in this Article 11 or as otherwise specifically
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required by law, no amendment of any provision of this Certificate of
Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose and thereafter approved by stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon; provided, however, if such amendment is to the provisions set forth in this clause of Article 11 or in Articles 4.1 (insofar as relating to
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the authorized number of shares of Preferred Stock), 4.3, 6.3, 8, or 10 hereof,
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such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Corporation entitled to vote thereon rather than a majority of such shares.

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          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts herein above stated are truly set forth, and accordingly executes this Certificate of Incorporation this 4th day of September 1997.

                              CORPORATION SERVICE COMPANY



                              By: /s/ Pamela L. Simpson
                                 -------------------------------
                                 Pamela L. Simpson, Incorporator

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